                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                 Simtrol, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  May 14, 2002

Dear Shareholders:

         It is my pleasure to invite you to Simtrol's 2002 annual meeting of shareholders. We will hold the annual meeting on Wednesday, June 12, 2002, at 9:00 a.m. at the Treasure Island at the Mirage Hotel located at 3300 Las Vegas Boulevard, Las Vegas, Nevada. In addition to formal items of business, we will review major developments during 2001 and continuing into 2002, and answer any questions that you may have. We are holding the annual meeting at this time in order to coincide with the annual Infocomm International trade show as part of our efforts to showcase our new "Ongoer" product line.

         We are sending you the official notice of the 2002 annual meeting, our Proxy Statement, proxy card and 2001 Annual Report. Please carefully read the entire Proxy Statement and accompanying Annual Report, and vote your shares either on the enclosed proxy card or by telephone, as detailed in the instructions on the card.

                                          Very Truly Yours,



                                          Larry M. Carr
                                          Chairman of the Board
                                          Simtrol, Inc.

                                  SIMTROL, INC.
                            5801 GOSHEN SPRINGS ROAD
                             NORCROSS, GEORGIA 30071

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               Date: June 12, 2002

                               Time: 9:00 a. m.

                               Location: Treasure Island at the Mirage Hotel Las Vegas, Nevada 89109

To the Shareholders of
Simtrol, Inc.

         At our annual meeting, we will ask you to:

         (1)      Elect five (5) directors to constitute the Board of Directors;

         (2) Consider and vote upon a proposal to adopt our 2002 Stock Option Plan;

         (3) Ratify the selection of Grant Thornton LLP as independent auditors for 2002; and

         (4) Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         If you were a shareholder of record at the close of business on April 22, 2002, you may vote at the annual meeting.

         A Proxy Statement and a proxy solicited by the Board of Directors are enclosed. Please sign, date and return the proxy promptly. You may also vote by telephone according to the directions on the proxy card. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                         By Order of the Board of Directors,



                                         Larry M. Carr, Chairman of the Board

Norcross, Georgia
May 14, 2002

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                                  SIMTROL, INC.
                            5801 GOSHEN SPRINGS ROAD
                             NORCROSS, GEORGIA 30071

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 12, 2002

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Simtrol, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on June 12, 2002, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about May 14, 2002. Our principal executive offices are located at 5801 Goshen Springs Road, Norcross, Georgia 30071.

VOTING PROCEDURES

Who can vote?

         Shareholders as of the close of business on April 22, 2002, are entitled to vote.

How do I vote?

         You may vote by mail by using the proxy card or by attending the meeting and voting in person. To vote by mail, simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope that has been provided. You may also vote by telephone by following the instructions on the proxy card. All properly executed proxies in the form enclosed received in time for the meeting will be voted according to their voting rights in accordance with the instructions contained thereon, and, if no choice is specified, proxies will be voted FOR the election of the nominees named below to constitute the entire Board of Directors, FOR the proposal to adopt our 2002 Stock Option Plan, and FOR the ratification of the selection of Grant Thornton, LLP as our independent auditors for 2002.

How can I change my vote?

         Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the meeting by filing with our Secretary, at our address stated above, a written notice of such revocation or a duly executed proxy bearing a later date. In addition, if a person executing a proxy is present at the meeting, he or she may, but need not, revoke his or her proxy, by notice of such revocation to the Secretary of the meeting, and vote his or her shares in person. Proxies, if in the form enclosed, duly signed and received in time for voting, and not revoked before they are voted, will be voted at the meeting in accordance with the instructions specified therein.

CONTACT INFORMATION

         If you have any questions regarding any matters discussed in this proxy statement, please contact:

         Simtrol, Inc.
         5801 Goshen Springs Road
         Norcross, GA  30071
         Phone: (770) 242-7566
         Attn: Stephen Samp
               Chief Financial Officer

SOLICITATION OF PROXIES

Who pays for this proxy solicitation?

         We do. We are responsible for the expense of this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to sending you these materials, some of our directors, officers and regular employees may contact you by telephone, facsimile transmission, mail or in person, at no additional compensation.

What are the requirements for a quorum?

         Holders of a majority of the outstanding shares entitled to vote, if present in person or represented by proxy, will constitute a quorum at the meeting. Under applicable Delaware law, abstentions and "broker-non-votes" (as described below) are counted for purposes of determining the existence of a quorum for the transaction of business.

What are "broker non-votes"?

         Nominees, such as banks and brokers (hereinafter referred to as "Brokers") who hold shares in street name, have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of common stock in street name who do not receive instructions are entitled to vote on the election of directors. However, Brokers may not vote shares held for customers on approval of certain other matters without specific instructions from such customers. Under applicable Delaware law, "broker non-votes" on any such proposal (where a Broker submits a proxy but does not have authority to vote a customer's shares on such proposal) will not be included in the vote totals on that proposal.

What vote is required to elect directors?

         The five directors to be elected at the meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and casting votes for the position on the board which that nominee represents. With regard to the election of directors, votes may be cast for or withheld from each nominee. Accordingly, under applicable Delaware law, abstentions and "broker non-votes" will have no effect on the outcome of the election of directors.

What vote is required to pass the other matters?

         In all other matters other than the election of directors, only the affirmative vote of the majority of those shares which are present in person or represented by proxy at the meeting and entitled to vote thereon which are cast are required to approve a proposal for purposes of Delaware law. For such purpose, under applicable Delaware law, abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum but will not be counted as votes cast for purposes of voting on the proposal to adopt our 2002 Stock Option Plan, ratifying the selection of Grant Thornton LLP as independent auditors or any other matter properly brought for vote at the meeting.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         Our common stock, par value $0.001 per share, is our only class of securities with general voting rights. Each share of issued and outstanding common stock (excluding shares held in treasury) is entitled to one vote on each matter properly coming before the meeting. Only stockholders of record as of the close of business on April 22, 2002 (the "Record Date") will be entitled to vote at the meeting, and cumulation of votes is not permitted. As of the Record Date, April 22, 2002, we had a total of 15,242,454 shares of common stock issued and outstanding, with each share of common stock entitled to one vote. Our common stock is listed for trading on the OTC Bulletin Board.

         All share and per share amounts included in this Proxy Statement have been adjusted to reflect the effects of a 1-for-4 reverse split of our common stock, effected on January 15, 1999.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

         Our Board of Directors consists of five directors. Our By-laws provide that the Board of Directors shall consist of not less than three nor more than seven members, the precise number to be determined from time to time by our Board of Directors. The Board has set the number of directors at five. The Board of Directors recommends the election of the five nominees listed below.

         Each of the nominees has consented to being named in this Proxy Statement and to serve as one of our directors if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than five nominees. The affirmative vote of a plurality of all votes cast at the meeting by the holders of the common stock is required for the election of the five nominees standing for election. Our management has no reason to believe that any nominee will not serve if elected.

         Each of the following persons has been nominated by management for election to the Board of Directors to succeed themselves for a term of one year and until their successors are elected and qualified:

         Larry M. Carr. Mr. Carr, age 58, has served as a director for us since June 1994 and our Chairman of the Board since January 1998. Mr. Carr founded Nursefinders, Inc., a temporary services company in the healthcare industry, in 1974. Although Adia Services, Inc., acquired Mr. Carr's interest in this company, Mr. Carr still owns and operates numerous Nursefinders franchises and assists in the administration and management of several other franchises through an entity known as Management Services, Inc. Mr. Carr is Chairman of the Board of Northwest National Bank, located in Arlington, Texas, a director of Mobility Electronics, Inc., of Scottsdale, Arizona, which designs, develops and markets connectivity and remote peripheral interface technology and products and is a director of several privately held companies, including OHA Financial, Inc., Trinity Airweighs, LLC and Computerized Health Care Management Service, LLC.

         Julia B. North. Ms. North, age 54, has served as a director for us since October 1997. Ms. North served as President and Chief Executive Officer of Simtrol, Inc. from October 1997 until her resignation in June 1999. Ms. North served in various capacities with BellSouth Corporation from 1972 to October 1997, including as President of its Consumer Services Division. Ms. North is a director of WinnDixie Stores, Inc., a food retailer, and MAPICS, Inc., a global developer of extended enterprise applications. Ms. North received a bachelor degree in mathematics from Baylor University and a masters from the Massachusetts Institute of Technology in Management of Technology.

         Edward S. Redstone. Mr. Redstone, age 73, has served as a director for us since July 1996. Mr. Redstone has been a private investor since 1994. From 1984 to 1994, he served as Chairman of the Board of Martha's Vineyard National Bank. Mr. Redstone was a co-founder of National Amusements, which, among other things, is the controlling stockholder of Viacom. Mr. Redstone also founded First Bancorporation. Mr. Redstone is a graduate of Colgate University and the Harvard Graduate School of Business Administration, where he received his MBA.

         Dallas S. Clement. Mr. Clement, age 36, has served as a director for us since April 2001. Mr. Clement has served as Senior Vice President, Strategy and Development for Cox Communications, Inc. ("Cox") since August 2000. Prior to that, he served as Vice President and Treasurer of Cox from January 1999 to July 2000. Mr. Clement joined Cox in 1990 as a Policy Analyst and was promoted to Manager of Investment Planning in January 1993, Director of Finance in 1994, and Treasurer in 1996. From April 1995 to December of 1996, Mr. Clement served as Assistant Treasurer for Cox Enterprises, Inc. and Cox. Prior to joining Cox, Mr. Clement held analyst positions with Merrill Lynch and the Program on Information Resources Policy. Mr. Clement serves as a director of Lightspan, Inc. A graduate of Harvard College with an A.B. in applied mathematics and economics, Mr. Clement also holds an M.S. in engineering-economics systems from Stanford University.

         Richard W. Egan. Mr. Egan, age 36, has served as a director and our Chief Executive Officer since May 18, 2000. Mr. Egan joined us in June 1995 and served as National Account Manager until July 1996 when he took over the position of Regional Sales Director. From February 1998 to June 1999, he served as Executive Vice President of Sales. In June 1999, he was appointed President of Simtrol, Inc. Mr. Egan is a graduate of the Georgia Institute of Technology with a degree in industrial and systems engineering.

         There are no family relationships between any of our directors or executive officers and any other of our directors or executive officers.

                       MEETINGS OF THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

         During the year ended December 31, 2001, the Board of Directors held eight meetings and acted by unanimous written consent on five other occasions. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he or she served. Our Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Stock Option Committee. The Board of Directors does not have a standing nominating committee, such function being reserved to the full Board of Directors.

         The Executive Committee presently consists of Larry M. Carr and Edward
S. Redstone. The Executive Committee exercises the authority of the Board of Directors in accordance with our By-laws between meetings of the Board. The Executive Committee did not hold meetings during the year ended December 31, 2001.

         The Audit Committee presently consists of Julia B. North, Edward S. Redstone and Dallas S. Clement. The Audit Committee has been assigned the following principal functions:

         -        recommending the independent auditors

         - reviewing and approving the annual report of the independent auditors

         -        approving the annual financial statements

         - reviewing and approving summary reports of the auditors' findings and recommendations.

The Audit Committee held one meeting during the year ended December 31, 2001.

         The Compensation Committee presently consists of Larry M. Carr (Chairman), Edward S. Redstone and Julia B. North. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management and establishing the targets that determine awards payable under our incentive compensation plan. The Compensation Committee did not meet during the year ended December 31, 2001.

         The Stock Option Committee presently consists of Edward S. Redstone (Chairman) and Larry M. Carr. The Stock Option Committee has been assigned the functions of administering our 1991 Stock Option Plan and Employee Stock Purchase Plan and granting options thereunder, as well as recommending the adoption of our 2002 Stock Option Plan. The Stock Option Committee held one meeting during the year ended December 31, 2001.

AUDIT COMMITTEE REPORT

         We have reviewed and discussed our audited financial statements for the year ended December 31, 2001 with management and have discussed with Grant Thornton LLP, certified public accountants, the independent auditors and accountants for us, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements.

         We have received and reviewed the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with Grant Thornton LLP its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that these audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

         Messrs. Redstone and Clement and Ms. North are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

         The Board of Directors has adopted a written charter for the Audit Committee.

         The information in the foregoing paragraphs shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

Mr. Edward S. Redstone
Ms. Julia B. North
Mr. Dallas S. Clement

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR THE DIRECTORS LISTED ABOVE.

                                 AGENDA ITEM TWO
                 PROPOSAL TO APPROVE THE 2002 STOCK OPTION PLAN

         The Board of Directors has approved, and is recommending to the shareholders for approval at the meeting, adoption of the Company's 2002 Stock Option Plan (the "2002 Plan"). The purpose of the 2002 Plan is to serve as an incentive and to encourage stock ownership by our directors, officers and employees. The Board of Directors believes that the 2002 Plan promotes Simtrol's personal interest by allowing such persons to continue to share in our success and encourages them to remain in our service. Under the 2002 Plan, we may grant incentive stock options as defined in Section 422 of the Code or non-qualified stock options.

1991 Stock Option Plan

         In 1991, by action of our Board of Directors, we adopted the 1991 Stock Option Plan (the "1991 Plan") for our officers, directors and employees and those of our wholly owned subsidiaries. Our shareholders approved the 1991 Plan on October 10, 1991. In July 1992, the 1991 Plan was amended to, among other things, provide for the automatic grant of options to our non-employee directors, to increase the number of shares of common stock available for grant thereunder and to expand the class of persons eligible to receive options under the 1991 Plan to include employees of our majority-owned subsidiaries. In November 1993, the 1991 Plan was further amended to expand the class of persons eligible to receive options under the 1991 Plan and to increase the number of shares of common stock available for grant thereunder. The 1991 Plan, as amended by our shareholders on May 19, 1998, provides for the grant of options to purchase up to an aggregate of 3,662,057 shares of our common stock. Under the terms of the 1991 Plan, the Stock Option Committee of the Board of Directors may grant options to purchase shares of common stock to our officers, directors and employees and those of our subsidiaries. The right to grant additional options under this plan expired in August 2001; therefore, no additional grants of options will be made under this plan. At December 31, 2001, options to purchase 919,331 shares of common stock were outstanding under the 1991 Stock Option Plan

         No options were granted to any of our named Executive Officers under our 1991 Stock Option Plan during the year ended December 31, 2001.

2002 Stock Option Plan

         In April 2002, by action of our Board of Directors, we adopted the 2002 Stock Option Plan for our officers, directors, employees, and consultants and those of our wholly owned subsidiaries, subject to the approval of our stockholders. The 2002 Plan, as adopted by the Board, provides for the grant of options to purchase up to an aggregate of 2,500,000 shares of our common stock. Under the terms of the 2002 Plan, the Stock Option Committee of the Board of Directors may grant options to purchase shares of common stock to our officers, directors and employees and those of our subsidiaries.

         A copy of the Simtrol 2002 Stock Option Plan as filed with the Securities and Exchange Commission as an exhibit to this proxy is available to shareholders of record who make written request therefore to our Investor Relations Department, 5801 Goshen Springs Road, Norcross, Georgia 30071.

DESCRIPTION OF 2002 PLAN

         Effective Date. The effective date of the 2002 Plan is April 23, 2002. The 2002 Plan shall remain in effect until all shares subject to or which may become subject to the 2002 Plan shall have been purchased pursuant to options granted under the 2002 Plan, provided that options under the 2002 Plan must be granted within ten (10) years from the effective date.

         Shares Reserved for the 2002 Plan. The shares of our common stock to be sold to officers, directors, employees, and consultants under the 2002 Plan may, at the election of the Board of Directors, be either treasury shares or shares originally issued for such purpose. The maximum number of shares that shall be reserved and made available for sale under the 2002 Plan is currently 2,500,000. Any shares subject to an option that for any reason expires or is terminated unexercised may again be subject to an option under the 2002 Plan.

         In the event of a subdivision or combination of our shares, the maximum number of shares that may thereafter be issued and sold under the 2002 Plan and the number of shares under option shall be proportionately increased or decreased, the terms relating to the price at which shares under option will be sold will be appropriately adjusted, and such other action will be taken as in the opinion of the Board of Directors is appropriate under the circumstances. In the case of a reclassification or other change in the Company's shares, the Board of Directors will also make appropriate adjustments.

         Persons Eligible to Participate in the 2002 Plan. Under the 2002 Plan, options may be granted only to those persons who are officers, directors, employees, or consultants of Simtrol or of a subsidiary of Simtrol. In determining the persons to whom options will be granted and the number of shares to be covered by each option, the Stock Option Committee shall take into account the duties of the respective officers, directors and employees, their present and potential contributions to our success or of a subsidiary of ours, the anticipated number of years of effective service remaining, and any other factors as they shall deem relevant in connection with accomplishing the purposes of the 2002 Plan.

         Administration of the 2002 Plan. The 2002 Plan is administered by the Stock Option Committee (the "Committee") appointed by our Board of Directors from among its members. Such Committee shall consist of not less than two of the members of the Board of Directors who shall serve at the pleasure of the Board.

         Subject to the provisions of the 2002 Plan, the Committee has the authority to administer the 2002 Plan, to select those persons to whom options will be granted, to determine the terms and provisions of the respective stock option agreements with optionee, including the number of shares to be optioned to each such person, and to interpret, construe and implement the provisions of the 2002 Plan.

         Exercise Price, Terms of Exercise and Payment For Shares. All Options. Each option granted under the 2002 Plan will be represented by an Option Agreement which shall set forth the terms particular to that option, including the number of shares covered by the option, the exercise price, the term of the option period and any vesting requirements.

         Stock purchased pursuant to an Option Agreement shall be paid for in accordance with the terms and conditions set forth in the Option Agreement. The terms and conditions of payment may vary with respect to each optionee. Upon receipt of payment, the Company shall, without transfer or issue tax, deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for such shares.

         It is intended that funds received by us from the exercise of options will be added to our general working capital and used for general corporate purposes. Shares of our common stock received in payment for the exercise price of options may be, at the discretion of the Board of Directors, either held as treasury shares or retired and returned to authorized but unissued status.

         Incentive Stock Options. The exercise price of incentive stock options granted under the 2002 Plan will be determined by the Committee, but in no event shall such price be less than 100% of the fair market value of the stock on the date of the grant of the option. In no event may incentive stock options be exercised later than ten (10) years from the date of grant of the option.

         Notwithstanding the foregoing, an optionee who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company ("10% Owner") may not be granted an incentive stock option at less than 110% of the fair market value of the common stock on the date the option is granted. Any incentive stock option granted to a 10% Owner must by its terms be exercisable within five (5) years from the date it is granted.

         The aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all of our incentive stock option plans) shall not exceed $100,000.

         Automatic Grant of Options to Non-Employee Directors. The 2002 Plan grants to our non-employee directors, without necessity of action by the Board of Directors or the Stock Option Committee, as the case may be, an option to purchase 5,000 shares of common stock on the date such non-employee director first becomes a member of the Board of Directors, at an exercise price equal to the fair market value of such stock on the date of grant. In addition, the 2002 Plan grants to our non-employee directors, without necessity of action by the Board of Directors or the Stock Option Committee, as the case may be, an option under the 2002 Plan to purchase 15,000 shares of common stock on each July 5, at an exercise price equal to the fair market value of such stock on the date of grant. Such options are exercisable from the date of grant and thereafter until the date that is the tenth anniversary of the date of grant, unless earlier terminated in accordance with the provisions of the 2002 Plan. Options granted to non-employee directors under the 2002 Plan conform in all respects to the terms of the 2002 Plan.

         Termination of Employment, Assignment and Other Limitations. In the event that an optionee during his or her lifetime ceases to be an officer, director or employee of Simtrol or any subsidiary of ours for any reason other than death or total disability, any option or unexercised portion thereof which is exercisable on the date the optionee ceases employment shall expire on the date which is three (3) months following the date the optionee ceases to be an officer, director or employee of Simtrol or of a subsidiary of ours. In the event of the death or total disability of an optionee while he is an officer, director or employee of Simtrol or of a subsidiary of ours, the option may be exercised (to the extent the optionee would have been entitled to do so) by a legatee or legatees of the optionee under his last will or by his personal representative or representatives at any time within one year after death or total disability.

         No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him or her.

         An optionee shall have no rights as a shareholder with respect to any shares covered by an option until the date of issuance of the stock certificate to the optionee for such shares. Except as otherwise specifically provided in the 2002 Plan, no adjustments shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         Adjustment of Shares. In the event that dividends are payable in our common stock or in the event there are splits, subdivisions or combinations of shares of our common stock, the 2002 Plan provides that a proportionate adjustment will be made in the number of shares available for option under the 2002 Plan, and, as to options then outstanding, a proportionate adjustment to the number of shares subject to the option and to the purchase price per share.

         After any merger of one or more corporations into Simtrol, any merger of Simtrol into another corporation, any consolidation of Simtrol and one or more corporations, or any other corporate reorganization of any form involving Simtrol as a party thereto involving any exchange, conversion, adjustment or other modification of the outstanding shares, each optionee shall, at no additional cost, be entitled, upon any exercise of his option, to receive (subject to any required action by stockholders), in lieu of the number of shares as to which the option shall then be so exercised, the number and class of shares of stock or other securities or any other property to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or other reorganization if, at the time of the merger, consolidation or other reorganization, the optionee had been a holder of record of the number of shares equal to the number of shares as to which the option shall then be so exercised.

         In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards shall terminate immediately prior to such event. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

         Amendment and Termination of the 2002 Plan. The Board of Directors may at any time and from time to time terminate, modify or amend the 2002 Plan in any respect, except that without shareholder approval the Board of Directors may not (1) increase the number of shares for which options may be granted under the 2002 Plan, (2) modify the requirements as to eligibility for participation, (3) increase the benefits accruing to eligible officers, directors and employees,
(4) remove the administration of the 2002 Plan from the Committee, (5) reduce the amount of any benefit or adversely change the terms and conditions thereof, or (6) cause incentive stock options issued under the 2002 Plan to fail to meet the requirements for incentive stock options under Section 422 of the Code or any subsequent Code sections with respect to incentive stock options.

         The termination or any modification or amendment of the 2002 Plan shall not, without the consent of an optionee, affect his or her rights under an option or right previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the 2002 Plan. Without employee consent the Board of Directors may at any time and from time to time modify or amend outstanding option agreements in such respects as it shall deem necessary in order that options granted thereunder shall comply with the appropriate provisions of the Code, and regulations thereunder which are in effect from time to time respecting "Qualified Incentive Options."

FEDERAL INCOME TAX CONSEQUENCES

         Incentive Stock Options. All incentive options granted or to be granted under the 2002 Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Code.

         Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor we will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

         (a)      gain on the sale or other disposition; or

         (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

         The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition that results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for us.

         The 2002 Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to us other shares of our common stock owned by the optionee.
Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to us shares of our common stock will recognize no gain or loss upon such exercise. The optionee's basis in the shares so acquired will be equal to the optionee's cost basis in the shares surrendered (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid).

         Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

         Incentive stock options offer two principal tax benefits: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

         At present, the maximum tax rate on capital gains is 20% for assets held for more than 12 months, while the maximum tax rate on ordinary income is 38.5%. Thus, the conversion of ordinary income into capital gain produces some tax benefit for certain taxpayers. However, the benefit of income deferral generally provided by incentive stock options is reduced for some taxpayers since the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

         In general, an option granted under the 2002 Plan that is designated as an incentive stock option would be taxed as described above. However, in some circumstances an option that is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option that gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option.

         Non-Qualified Stock Options. All options granted or to be granted under the 2002 Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

         A participant in the 2002 Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the participant will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the non-qualified stock options issued under the 2002 Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of ours are actively traded on an established market. We presently have no such actively traded options.

         Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. We are not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. We generally are permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

         The 2002 Plan permits the Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to us other shares of our common stock owned by the optionee. If an optionee exchanges previously acquired common stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

         General. The 2002 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

         The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the statutory provisions of Section 422 of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the 2002 Plan and does not purport to be a complete description of all federal income tax aspects of the 2002 Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 2002 Plan and the sale or other disposition of shares acquired upon exercise of the options.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPANY'S 2002 STOCK OPTION PLAN.

                                AGENDA ITEM THREE
                              SELECTION OF AUDITORS

         We have appointed the accounting firm of Grant Thornton LLP as our independent auditors to review and audit our financial statements for the year ending December 31, 2002. A resolution to ratify the appointment will be presented at the annual meeting. A majority of the votes cast must vote in favor to ratify the appointment. If the shareholders do not ratify the appointment, we may reconsider our selection of Grant Thornton LLP.

         A representative of Grant Thornton LLP is expected to be present at the meeting or be available by phone, will have an opportunity to make a statement if he or she so desires to do so, and is expected to be available to respond to appropriate questions which stockholders might have.

         Even if such selection of Grant Thornton LLP is ratified, the board of directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the board feels that such change would be in the best interests of the company and its stockholders.

         Grant Thornton LLP has served as our independent auditors since January 5, 1999.

         Audit Fees. The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company's annual financial statements for the year ending December 31, 2001 and the review of the financial statements included in the Company's Form 10-Qs for that year were $61,500.

         Financial Information Systems Design and Implementation Fees. During 2001, Grant Thornton LLP did not perform any services with regard to financial information systems design and implementation.

         All Other Fees. The aggregate fees for non-audit services provided in 2001 by Grant Thornton LLP were $25,026.

         The Audit Committee does not believe that the provision of the non-audit services to be incompatible with maintaining the independence of Grant Thornton.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE CORPORATION'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in our best interest and in the best interest of our shareholders.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Stockholders interested in presenting a proposal for consideration at the Corporation's 2003 Annual Meeting of Stockholders must follow the procedures prescribed in the Corporation's amended and restated bylaws and the SEC's proxy rules. Proposals of stockholders that are intended to be presented at the Corporation's 2003 Annual Meeting of Stockholders (other than those submitted for inclusion in the

Corporation's proxy materials pursuant to rule 14a-8 of the SEC's proxy rules) must be received by the Corporation (attention: Secretary) no later than January 13, 2003. Proposals of stockholders pursuant to Rule 14a-8 of the SEC's proxy rules that are intended to be presented at the Corporation's 2003 Annual Meeting of Stockholders must be received by the Corporation (attention: Secretary) no later than January 13, 2003, to be included in the Corporation's proxy materials relating to that meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 29, 2002 by (i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding common stock; (ii) each of our directors; (iii) the Named Executive Officers (as defined herein); and (iv) all of our directors and executive officers as a group. Unless otherwise stated, the address for each person in the table is 5801 Goshen Spring Road, Norcross, Georgia 30071.

                                                                      Shares Beneficially Owned
Name of Beneficial Owner                                                         (1)                        Percent of Class
------------------------                                              -------------------------             ----------------
Larry M. Carr                                                                2,662,027 (2)                       15.56%
Julia B. North                                                                  57,246 (3)                           *
Edward S. Redstone                                                           2,525,301 (4)                       14.97%
Richard W. Egan                                                                150,734 (5)                           *
Richard C. Mays                                                                581,186 (6)                        3.79%
Dallas S. Clement                                                              118,291 (7)                           *
Robert W. Morris                                                                 9,000 (8)                           *

All directors and executive officers
as a group (7 persons)                                                       6,103,786 (9)                       31.91%

-----------------

*        Less than 1% of outstanding shares.

(1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes warrants and options that are exercisable within 60 days of March 29, 2002. To our knowledge, all of the listed persons have sole voting and investment power over the shares listed opposite their names except for applicable community property laws or unless otherwise indicated in the notes below. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based on 15,242,454 shares outstanding as of March 29, 2002 except for certain parties who hold options, warrants, or convertible debt that are exercisable within 60 days of March 29, 2002. The percentages for those parties who hold presently exercisable options, warrants, or convertible debt are based upon the sum of the shares beneficially owned by them plus the number of options, warrants, or shares that would result from conversion of certain debt held by them that are exercisable within 60 days of March 29, 2002 as indicated in the following notes, but exclude shares of common stock underlying options, convertible debt, or warrants held by other persons.

(2) Consists of 629,435 shares held directly, 118,750 shares of common stock subject to stock options that are exercisable within 60 days of March 29, 2002, 564,638 shares subject to conversion of certain debt, and 682,537 shares of common stock subject to presently exercisable common stock purchase warrants. Also includes 166,667 shares and 500,000 shares subject to warrants held in the name of OHA Financial, on which Mr. Carr serves as Chairman of the Board; Mr. Carr disclaims beneficial ownership of these shares. Mr. Carr's address is 2619 Hemingway Drive, Arlington, Texas 76006-3201.

(3) Consists of 7,245 shares held directly, 5,001 shares of common stock issuable upon the exercise of warrants, and 45,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 29, 2002.

(4) Consists of 897,360 shares held directly, 20,000 shares of common stock subject to stock options that are exercisable within 60 days of March 29, 2002, 1,030,019 shares of common stock issuable upon the exercise of warrants, 577,297 shares of stock subject to conversion of certain debt, and 625 shares owned by Mr. Redstone's spouse. Mr. Redstone's mailing address is 222 Merrimack Street, Suite 210, Lowell, Massachusetts 01852.

(5) Consists of 13,995 shares held directly, 13,751 shares of common stock issuable upon the exercise of warrants, 12,987 shares subject to conversion of certain debt, and 110,001 shares of common stock subject to stock options that are exercisable within 60 days of March 29, 2002.

(6) Consists of 1,000 shares held directly, 80,186 shares of common stock subject to stock options that are exercisable within 60 days of March 29, 2002, and 500,000 shares held by ACIS, Inc. Mr. Mays is the Chairman, Chief Executive Officer, and principal stockholder of ACIS, Inc. Mr. Mays disclaims beneficial ownership of the shares owned by ACIS, Inc.

(7) Consists of 50,000 shares of common stock issuable upon exercise of warrants, 63,291 shares of common stock subject to conversion of certain debt, and 5,000 shares of common stock subject to stock options that are exercisable within 60 days of March 29, 2002.

(8) Consists of 1,000 shares held directly and 8,000 shares of common stock subject to stock options that are exercisable within 60 days of March 29, 2002.

(9) Includes shares held by executive officers and directors. Shares beneficially owned by more than one officer or director are not counted twice. Includes shares of stock subject to conversion of certain debt and common stock subject to options and warrants that are exercisable within 60 days of March 29, 2002.

EXECUTIVE OFFICERS

         The executive officers of the Company are as follows:

NAME                               AGE          POSITION HELD
----                               ---          -------------
Richard W. Egan                     36          Chief Executive Officer
Richard C. Mays                     45          Vice President and Chief Technical Officer
Stephen N. Samp                     37          Chief Financial Officer and Secretary

         Executive officers are chosen by and serve at the discretion of our Board of Directors. Executive officers will devote their full time to our business and affairs.

         Richard W. Egan. Described in "Agenda Item One, Election of Directors"

         Richard C. Mays. Mr. Mays joined us in April 1993 and, since February 1, 1998, has served as Vice President and Chief Technical Officer. From April 1993 until September 1994, he served as Lead Software Engineer, and from September 1994 until April 1996 as Software Development Manager. Mr. Mays is also President of ACIS, Inc., the owner of the "CycleFree(TM)" software patent used in our products. Mr. Mays received his degree in mechanical engineering from Purdue University.

         Stephen N. Samp. Mr. Samp joined us in April 2002 as Chief Financial Officer and Secretary. From February 2001 until March 2002 he served as an independent financial consultant. From March 1998 to February 2001 he served as Vice President, Chief Financial Officer and Secretary of eOn Communications (NASDAQ:EONC), a provider of unified voice, e-mail, and Web-based communications systems and software. From June 1995 to February 1998, he served as Vice President, Corporate Controller and Chief Accounting Officer of Guardsmark, Inc., a private security services firm. Mr. Samp received an M.B.A. from The Wharton School of the University of Pennsylvania and a B.S. from The Ohio State University.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information for the fiscal years ended December 31, 2001, 2000, and 1999 concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer and our other executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2001 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                                         LONG TERM
                                                                        ANNUAL COMPENSATION                            COMPENSATION
                                                                   ---------------------------                         ------------
                                                                                                                         NUMBER OF
                                                                                                                        OPTIONS OR
                                                                                                     OTHER ANNUAL        WARRANTS
NAME AND PRINCIPAL POSITION                             YEAR          SALARY           BONUS         COMPENSATION         AWARDED
---------------------------                             ----       ------------      ---------       ------------      ------------
Richard W. Egan................................         2001       $ 130,000         $   1,250         $   --                 --
Chief Executive Officer (1)                             2000         127,765(2)         10,421            205            150,000
                                                        1999         127,701(2)          1,058             --             28,751

Robert W. Morris...............................         2001       $ 120,000         $     154         $   --                 --
Former Chief Financial Officer                          2000          48,633(3)            692                            24,000

Richard C. Mays................................         2001       $ 114,712         $     221         $    --                --
Vice President and Chief                                2000         104,695            15,941             170            45,000
Technical Officer                                       1999          88,846             5,800              --            50,000

(1)      Mr. Egan was named Chief Executive Officer on May 18, 2000.

(2) Includes sales commissions of $31,432 in 1999, $1,377 in 2000, and $0 in 2001.

(3)      Mr. Morris was named Chief Financial Officer in July 2000.

DIRECTORS' FEES

         Our present policy does not provide for any cash compensation to directors who also serve as our employees for their services as directors. Each of our non-employee directors receives an automatic grant of options to purchase 15,000 shares of common stock on each year under the terms of our Stock Option Plans. Each non-employee director was granted 15,000 shares on April XX, 2002 under our 2002 Stock Option Plan. Each of our non-employee directors also receives $500 for each Board meeting attended, plus reimbursement of travel and other expenses incurred in connection with the performance of their duties.

         In addition, all new non-employee directors receive a one-time grant of an option to purchase 5,000 shares of our common stock at an exercise price equal to the fair market value of such stock on the date of grant. Such options expire, unless previously exercised or terminated, ten years from the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors is currently comprised of Larry M. Carr, Edward S. Redstone and Julia B. North. None of the members of the Compensation Committee served as an officer or employee of Simtrol or any of our subsidiaries during 2001. Except as set forth in "Certain Transactions", there were no material transactions between the Company and any of the members of our Compensation Committee during 2001.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         During the year ended December 31, 2001, the Compensation Committee of the Board of Directors was comprised of three non-employee members of the Board. The Compensation Committee is responsible for:

         -        setting our compensation philosophy and policies;

         - setting the terms and the administration of compensation plans for our officers;

         - review and approval of pay recommendations for our executive officers; and

         -        initiation of all compensation actions for our Chief Executive
                  Officer.

         Our compensation policies have been designed to align the financial interests of our management with those of our stockholders, and reflect our nature by taking into account our operating environment and the expectations for growth and enhanced profitability. Compensation for each of our executive officers consists of a base salary, discretionary performance bonus and stock options. We do not currently provide executive officers with other long-term incentive compensation aside than the ability to contribute their earnings to our 401(k) Plan.

         The Compensation Committee's philosophy is that the predominant portion of an executive's compensation should be based directly upon the value of long-term incentive compensation in the form of stock options. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in our growth and prosperity (through grants of stock options), while maintaining other elements of our compensation program at conservative levels, will enable us to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to our ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

         At least annually, the Compensation Committee reviews salary recommendations for our executives (other than the Chief Executive Officer) and then approves such recommendations, with any modifications it deems appropriate. The annual salary recommendations are made under the ultimate direction of the Chief Executive Officer, based on peer group and national industry surveys of total compensation packages, as well as evaluations of the individual executive's past and expected future performance. Similarly, the Compensation Committee fixes the base salary of the Chief Executive Officer based on a review of competitive compensation data, the Chief Executive Officer's overall compensation package, and the Compensation Committee's assessment of his or her past performance and its expectation as to his future performance in leading us forward. Generally, such salaries have been below levels paid to executives with comparable qualifications, experience and responsibilities at other similarly situated companies.

         The Compensation Committee also determines, based upon the recommendation of the Chief Executive Officer, the annual bonus, if any, to be paid to executive officers (other than the Chief Executive Officer). The amount of each individual bonus is determined based upon an evaluation of such factors as individual performance, increases in our revenue, net income, net income per share and market penetration, as well as improvements in operating efficiencies. The assessment of performance achievement is considered in relation to the maximum normal bonus opportunity, which is paid for achieving outstanding levels of performance. The Compensation Committee applies similar criteria in setting the amount of annual bonus, if any, earned by the Chief Executive Officer.

         Stock options represent a substantial portion of compensation for our executive officers, including our Chief Executive Officer. Stock options are granted at the prevailing market price on the date of grant, and will only have value if our stock price increases. Generally, option grants vest in equal amounts over a period of three to five years (although certain special types of grants may vest either immediately or over a shorter period) and executives must be employed by us at the time of vesting in order to exercise the options. Grants of stock options generally are based upon the level of the executive's position with us and an evaluation of the executive's past and expected future performance. The Compensation Committee believes that dependence on stock options for a significant portion of executives' compensation more closely aligns such executives' personal interests with those of our stockholders, since the ultimate value of such compensation is linked directly to stock price.

         In the year ended December 31, 2001, we did not grant any options to our Executive Officers. We did grant options to certain other persons who are not executive officers.

         The Compensation Committee continually evaluates our compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of our stockholders and with our performance as a company, it continues to examine what modifications, if any, should be implemented to further link executive compensation with our performance as a company and the executive's individual performance.

                                          Larry M. Carr, Chairman
                                          Edward S. Redstone
                                          Julia B. North

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of Compensation Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

The following table provides certain information concerning the value of unexercised warrants and unexercised options held by the Named Executive Officers under our Stock Option Plans as of December 31, 2001. No options or warrants were exercised by any of the Named Executive Officers during 2001.

                                                            NUMBER OF UNEXERCISED                   VALUE OF UNEXERCISED IN-THE-
                                                           OPTIONS OR WARRANTS AT                   MONEY OPTIONS AND WARRANTS AT
                                                               FISCAL YEAR END                            FISCAL YEAR END (A)
                                                      ----------------------------------           ------------------------------
NAME                                                  EXERCISABLE          UNEXERCISABLE           EXERCISABLE      UNEXERCISABLE
----                                                  -----------          -------------           -----------      -------------
Richard W. Egan....................                     110,001               100,000                $ 4,553           $ 2,500
Richard C. Mays....................                      80,186                30,000                  9,000                 0
Robert W. Morris                                          8,000                16,000                      0                 0

-----------------

(a) Dollar values were calculated by determining the difference between the fair market value of the Company's stock at 12/31/01 ($0.52 per share) and the exercise price of the options and warrants.

                              CERTAIN TRANSACTIONS

         During 2001, the Company issued $400,000 of Convertible Debt to Messrs. Carr and Redstone. The debt accrues interest at prime rate plus 1%, was originally due February 7, 2002 and is collateralized by all of the assets of the Company. The proceeds of this debt are being utilized for working capital purposes. The Debt is convertible into shares of common stock of the Company at $0.49 per share. None of this debt has been converted as of December 31, 2001. In conjunction with the issuance of the convertible debt, the Company issued 400,000 common stock purchase warrants to the holders of the Debt. The warrants, which expire at various dates in 2006, are exercisable immediately and entitle the holder to purchase one common share of the common stock of the Company at prices ranging from $0.46 to $0.53 per share. Also, the agreement calls for the issuance of additional warrants to the debt holders for an extension period on the debt as follows: 100,000 warrants to each debt holder for an extension. We received an extension to December 31, 2002 on the note effective February 7, 2002 and issued 100,000 additional warrants to each Director at that time.

         During 2001, the Company issued Messrs. Carr and Redstone 5,000 warrants each for loans to the company totaling $5,000 each. The warrants, which expire in 2006, entitle each holder to one share of the common stock of the Company at $0.66 and $0.75 per share, respectively.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the our common stock against the cumulative total return of the NASDAQ Stock Market Index and the NASDAQ Electronics Components Stock Index for the period commencing on December 31, 1996 and ending December 31, 2001 (the "Measuring Period"). The graph assumes that the value of the investment in our common stock and each index was $100 on December 31, 1996. The yearly change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for each fiscal year, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the Measuring Period, by (ii) the share price at the beginning of the Measuring Period. We have not paid any cash dividends.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                  SIMTROL, INC., NASDAQ STOCK MARKET INDEX AND
                    NASDAQ ELECTRONICS COMPONENTS STOCK INDEX

                                [GRAPH]

                                                         DEC 96       DEC 97       DEC 98       DEC 99       DEC 00       DEC 01
                                                         ------       ------       ------       ------       ------       ------
SIMTROL, INC                                               100           59           12            5           12            6
NASDAQ US                                                  100          123          172          320          193          151
NASDAQ ELECTRONICS COMPONENTS                              100          165          193          160          124           97

           ASSUMES $100 INVESTED ON DECEMBER 31, 1996 IN SIMTROL, INC.
                   COMMON STOCK, NASDAQ STOCK MARKET INDEX AND
                    NASDAQ ELECTRONICS COMPONENTS STOCK INDEX

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in ownership of our common stock held by such persons. Officers, directors and greater than 10% shareholders are also required to provide us with copies of all forms they file under this regulation. To the best of our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the year ended December 31, 2001, all of our officers, directors and greater than 10% shareholders complied with applicable Section 16(a) filing requirements.

         Although it is not our obligation to make filings pursuant to Section 16 of the Securities Exchange Act of 1934, we have adopted a policy requiring all Section 16 reporting persons to report monthly to our Chief Financial Officer as to whether any transactions in our securities occurred during the previous month.

                           ANNUAL REPORT ON FORM 10-K

         Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to our Investor Relations Department, 5801 Goshen Springs Road, Norcross, GA 30071. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request.

                           INCORPORATION BY REFERENCE

         The following portions of our Annual Report to Shareholders for the year ended December 31, 2001, which accompanies this Proxy Statement, are incorporated by reference herein: (i) our consolidated financial statements as of December 31, 2001, 2000, and 1999 and for the years ended December 31, 2001, 2000, and 1999; and (ii) Management's Discussion and Analysis of Financial Condition and Results of Operations.

                                          By Order of the Board of Directors,



                                          Larry M. Carr, Chairman of the Board

Norcross, Georgia
May 14, 2002

                                      PROXY

         2002 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the 2002 Annual Meeting of Stockholders to be held on June 12, 2002, and the Proxy Statement, and appoints Richard W. Egan and Stephen N. Samp and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Simtrol, Inc. (the "Corporation"), which the undersigned is entitled to vote, either on his own behalf or on behalf of any entity or entities, at the 2002 Annual Meeting of Stockholders of Simtrol, Inc. to be held at the Treasure Island at the Mirage Hotel located at 3300 Las Vegas Boulevard, Las Vegas, Nevada , on Wednesday, June 12, 2002 at 9:00 AM local time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted by the proxies in the manner set forth on the reverse side and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before the Annual Meeting or any postponement or adjournment thereof.

THANK YOU FOR VOTING

                          Please mark your vote as indicated in this example [X]

1. To elect the five (5) directors to serve for terms of one year until their successors are elected and qualified.

         FOR all nominees listed below [ ] (except as marked to the contrary below)

         WITHHOLD AUTHORITY to vote for all nominees listed below: [_]

LARRY M. CARR, JULIA B. NORTH, EWARD S. REDSTONE, DALLAS S. CLEMENT and RICHARD
W. EGAN

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided) __________

2.       To approve the 2002 Simtrol Stock Option Plan.

         FOR  [ ]               AGAINST  [ ]               ABSTAIN  [ ]

3. To ratify the appointment of Grant Thornton LLP as independent auditors of the Corporation for the fiscal year ending December 31, 2002.

         FOR  [ ]               AGAINST  [ ]               ABSTAIN  [ ]

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.



Signature
         ----------------------------------------------------------------------



Signature                                              Date
         ----------------------------------------          --------------------

The board of directors recommends a vote FOR each of the directors listed above and a vote FOR the other proposals. This proxy, when properly executed, will be voted as specified above. This proxy will be voted FOR the election of the directors listed above and FOR the other proposals if no specification is made.

Please date and sign this Proxy exactly as name(s) appears on the mailing label.

For voting by phone, please call 1-800-250-9081.

                                   PLEASE VOTE